As filed with the Securities and Exchange Commission on December 6, 2005,

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2112281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

COX RADIO, INC.

LONG-TERM INCENTIVE PLAN

(Full title of plan)

DOW, LOHNES & ALBERTSON, PLLC

Counsel

1200 New Hampshire Avenue, N.W.

Suite 800

Washington, D.C. 20036

(Name and Address of agent for service)

Telephone number of agent for service:

(202) 776-2000

CALCULATION OF REGISTRATION FEE

Title Of Security Being Registered (1)	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Class A Common Stock, $0.33 Par Value	6,000,000	$15.05	$90,300,000	$9,662.10

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, (the “Securities Act” ), this registration statement covers an indeterminate amount of interests to be offered and issued in accordance with the plan terms to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional shares of the registrant’s common stock issuable pursuant to the Cox Radio, Inc. Long-Term Incentive Plan (the “LTIP”). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant’s registration statement relating to the LTIP on Form S-8 (File No. 33-13281), and all exhibits thereto, which was previously filed with the Securities and Exchange Commission (the “Commission”) on October 2, 1996.

The 6,000,000 shares of Class A Common Stock being registered hereby were approved by stockholders at Cox Radio’s annual meeting of stockholders held on May 23, 2001, and such shares were identified, but not registered, on post-effective amendment no. 1 to Form S-8 (File No. 33-13281), which was filed with the Commission on January 25, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

Certain attorneys of Dow, Lohnes & Albertson, PLLC hold less than one percent of the outstanding shares of the Registrant’s Class A Common Stock.

Item 8. Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit Number	Description of Exhibit
5.1	Opinion of Dow, Lohnes & Albertson, PLLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 6th day of December, 2005.

COX RADIO, INC.

By	/s/ Robert F. Neil
Robert F. Neil
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ James C. Kennedy James C. Kennedy	Chairman of the Board of Directors	December 6, 2005

/s/ Robert F. Neil Robert F. Neil	President and Chief Executive Officer, and Director (Principal Executive Officer)	December 6, 2005

/s/ Neil O. Johnston Neil O. Johnston	Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	December 6, 2005

/s/ Richard A. Ferguson Richard A. Ferguson	Executive Vice President, and Director	December 6, 2005

/s/ Marc W. Morgan Marc W. Morgan	Executive Vice President, Chief Operating Officer, and Director	December 6, 2005

/s/ Juanita P. Baranco Juanita P. Baranco	Director	December 6, 2005

/s/ Paul M. Hughes Paul M. Hughes	Director	December 6, 2005

/s/ G. Dennis Berry G. Dennis Berry	Director	December 6, 2005

/s/ Nicholas D. Trigony Nicholas D. Trigony	Director	December 6, 2005